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                                                                   EXHIBIT 5(h)

MetLife Insurance Company of Connecticut                  401(K) GROUP ANNUITY
One Cityplace . Hartford, CT 06103
                                                        GROUP MASTER DATA SHEET

                     SECTION I - CONTRACT OWNER INFORMATION
                      Please print or type all information
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Employer/Sponsor Name:

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Employer's Tax ID Number:                    Plan Year End:

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Employer's Address:

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Employer's Phone Number:                     Employer's Fax Number:

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Employer's Organization or Business Type:

[ ] Corporation                          [ ] Professional Service Corporation             [ ]  S Corporation
[ ] Limited Liability Company (LLC)      [ ] Partnership (including LLC Partnership)      [ ]  Sole Proprietorship

NOTE: IF THE EMPLOYER/PLAN SPONSOR IS A LLC THAT IS NOT TAXED AS A CORPORATION, A PARTNERSHIP OR A SOLE PROPRIETORSHIP, THE APPLICANT MUST PROVIDE ADDITIONAL SATISFACTORY INFORMATION AS PART OF ITS APPLICATION TO PURCHASE THE ANNUITY CONTRACT. PLEASE COMPLETE THE EMPLOYER/PLAN SPONSOR CERTIFICATION REGARDING PURCHASE OF QUALIFIED ANNUITY. AN APPLICANT THAT IS UNABLE TO COMPLETE THIS CERTIFICATION IS INELIGIBLE TO PURCHASE THIS ANNUITY, BUT MAY APPLY FOR A DIFFERENT ANNUITY THAT THE COMPANY OFFERS TO PLANS.


                       SECTION II - INVESTMENT SELECTIONS

(Please select the investment options desired for your plan. Please note: An investment option cannot be offered initially under your plan if it has not
been selected on this form.)    [ ] CHECK HERE TO SELECT ALL INVESTMENT OPTIONS

[ ] American Funds Global Growth Fund                     IL   [ ] Legg Mason Partners Variable Small Cap Growth
                                                                   Opportunities Portfolio                                   C9
[ ] American Funds Growth Fund                            IG   [ ] Legg Mason Partners Variable Social Awareness Stock
                                                                   Portfolio                                                 SA
[ ] American Funds Growth-Income Fund                     II   [ ] Legg Mason Partners Variable Total Return Portfolio       AE
[ ] Batterymarch Mid-Cap Stock Portfolio                  1M   [ ] Lord Abbett Bond Debenture Portfolio                      AF
[ ] BlackRock Aggressive Growth Portfolio                 DQ   [ ] Lord Abbett Growth and Income Portfolio -- Class B        HL
[ ] BlackRock Bond Income Portfolio                       4W   [ ] Lord Abbett Growth and Income Series Fund -- Class VC     FK
[ ] Dreyfus VIF Appreciation Portfolio                    DP   [ ] Lord Abbett Mid Cap Value Series Fund -- Class VC         FL
[ ] Dreyfus VIF Developing Leaders Portfolio              DS   [ ] Mercury Large-Cap Core Portfolio                          DR
[ ] Federated High Yield Portfolio                        4E   [ ] Met/AIM Capital Appreciation Portfolio                    KC
[ ] FI Large Cap Portfolio (Fidelity)                     4G   [ ] MetLife Aggressive Allocation Portfolio                   H9
[ ] FI Value Leaders Portfolio (Fidelity)                 4F   [ ] MetLife Conservative Allocation Portfolio                 H5
[ ] Fidelity VIP Contrafund(R) Portfolio                  FT   [ ] MetLife Conservative to Moderate Allocation Portfolio     H6
[ ] Fidelity VIP Mid Cap Portfolio                        D1   [ ] MetLife Investment Diversified Bond Fund                  OB
[ ] Franklin Small-Mid Cap Growth Securities Fund         UW   [ ] MetLife Investment International Stock Fund               OI
[ ] Harris Oakmark International Portfolio                4C   [ ] MetLife Investment Large Company Stock Fund               CC
[ ] Janus Aspen Series Mid Cap Growth Portfolio           JA   [ ] MetLife Investment Small Company Stock Fund               CE
[ ] Janus Capital Appreciation Portfolio                  4A   [ ] MetLife Moderate Allocation Portfolio                     H7
[ ] Lazard Retirement Small Cap Portfolio                 RS   [ ] MetLife Moderate to Aggressive Allocation Portfolio       H8
[ ] Legg Mason Partners Investment Grade Bond Fund        4O   [ ] MFS(R) Total Return Portfolio                             4I
[ ] Legg Mason Partners Small Cap Value Fund              SF   [ ] MFS(R) Value Portfolio                                    BD
[ ] Legg Mason Partners Variable Adjustable Rate
    Income Portfolio                                      BI   [ ] Neuberger Berman Real Estate Portfolio                    I3
[ ] Legg Mason Partners Variable Aggressive Growth
    Portfolio                                             SG   [ ] PIMCO VIT Total Return Portfolio                          PM
[ ] Legg Mason Partners Variable All Cap Portfolio        AD   [ ] Pioneer Fund Portfolio                                    UP
[ ] Legg Mason Partners Variable Appreciation
    Portfolio                                             1N   [ ] Pioneer Strategic Income Portfolio                        4J
[ ] Legg Mason Partners Variable Diversified
    Strategic Income Portfolio                            1O   [ ] Putnam VT Small Cap Value Fund                            OP
[ ] Legg Mason Partners Variable Equity Index
    Portfolio                                             GF   [ ] T. Rowe Price Large Cap Growth Portfolio                  IF
[ ] Legg Mason Partners Variable Growth and Income
    Portfolio                                             I1   [ ] Templeton Developing Markets Securities Fund              VQ
[ ] Legg Mason Partners Variable High Yield Bond
    Portfolio                                             CJ   [ ] Templeton Foreign Securities Fund                         VG
[ ] Legg Mason Partners Variable Investors Portfolio      C2   [ ] Templeton Growth Fund, Inc.                               4Y
[ ] Legg Mason Partners Variable Large Cap Growth
    Portfolio                                             AB   [ ] Van Kampen LIT Comstock Portfolio                         NJ
[ ] Legg Mason Partners Variable Money Market
    Portfolio                                             HM   [ ] Van Kampen LIT Emerging Growth Portfolio                  NY
[ ] Legg Mason Partners Variable Premier Selections
    All Cap Growth Portfolio                              P1   [ ] Western Asset Management U.S. Government Portfolio        GV
                                                               [ ] Fixed Account


L-21015A                                       GTE/BP; Rev. 05/06        1 of 4


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                   SECTION III - PLAN COMPLIANCE INFORMATION

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 Third Party Administrator

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 TPA Contact Name

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 TPA Address

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 TPA Phone Number:                           TPA Fax Number:

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 External Trustee (if applicable)

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 External Trustee Contact Name

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 External Trustee Address

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 Trustee Phone Number:                       Trustee Fax Number:

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                      SECTION IV - REPLACEMENT INFORMATION
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 WILL THIS CONTRACT REPLACE ANY EXISTING ANNUITY CONTRACT(S)?   [ ] YES  [ ] NO

 If YES, please provide the following information:
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 Existing Company Name (Where are the Plan Assets?)

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 Existing Company Address

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 Existing Contract(s) & Number(s)

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 Existing Company Contact Name                         Phone Number

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 Existing TPA (if different than Section III)          Phone Number

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                       SECTION V - ADDITIONAL INFORMATION
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 Please provide any additional information or unique processes specific to this plan:





L-21015 A                                      GTE/BP; Rev. 05/06        2 of 4


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                           NOTICES OF INSURANCE FRAUD
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The following states require insurance applicants to be given a fraud warning statement. Please read the appropriate fraud warning statement for the state you reside in as indicated below.

ARKANSAS, LOUISIANA, NEW MEXICO: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of life insurance, and civil damages. It is also unlawful for any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with respect to a settlement or award payable from insurance proceeds. Such acts shall be reported to the Colorado Division of Insurance with the Department of Regulatory Agencies to the extent required by applicable law.

DISTRICT OF COLUMBIA: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

FLORIDA: A person who knowingly and with intent to injure, defraud or deceive any insurance company files a statement of claim containing false, incomplete or misleading information is guilty of a felony of the third degree.

KENTUCKY: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

MAINE, TENNESSEE: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

NEW JERSEY: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

OHIO: A person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: WARNING: Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

PUERTO RICO: Any person who, knowingly and with the intention to defraud, includes false information in an application for insurance or files, assists, or abets in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same damage or loss, commits a felony, and if found guilty shall be punished for each violation with a fine no less than five thousand dollars ($5,000), not to exceed ten thousand dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.


                   PLEASE SEE PAGE 4 FOR REQUIRED SIGNATURES



L-21015 A                                     GTE/BP; REV. 05/06        3 OF 4


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                     ACKNOWLEDGMENT AND SIGNATURES REQUIRED
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ACKNOWLEDGMENTS: I acknowledge the following: (1) I have received the
Disclosure Memorandum of MetLife Separate Account QPN for Variable Annuities provided by MetLife Insurance Company of Connecticut; (2) the group annuity contract, if issued, supersedes every written or oral statement concerning the contract; (3) an annuity contract does not confer any tax deferral benefit beyond what is already offered by a tax-qualified retirement plan; (4) I selected this annuity contract for reasons other than tax deferral; and (5) the person that solicited the Plan's purchase of this contract provided a plain-language explanation of the commissions that MetLife Insurance Company of Connecticut will pay to the person who soliciated the sale of this annuity.

Furthermore, I understand that the contract will take effect when the first premium payment is received, and the application is approved in the Home Office of MetLife Insurance Company of Connecticut. All payments and values provided by the contract applied for, when based on investment experience of a separate account, are variable and there are no guarantees as to a fixed dollar amount. No agent is authorized to make changes to the contract or application. I understand that MetLife Insurance Company of Connecticut may amend this contract to comply with changes in the Internal Revenue Code and related Regulations.
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EMPLOYER SIGNATURE                                   DATE

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I acknowledge that all data representations and signatures recorded by me or in my presence in response to my inquiry and request and all such representations and signatures are accurate and valid to the best of my knowledge and belief.

WILL THE CONTRACT APPLIED FOR REPLACE ANY EXISTING ANNUITY CONTRACT?
[ ]YES [ ] NO
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Agent/Representative Name           Social Security Number     Telephone Number

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Agent/Representative Signature      Date                       License Number

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Agent Representative Name           Social Security Number     Telephone Number

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Agent/Representative Signature      Date                       License Number

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FOR METLIFE RESOURCES USE ONLY (Circle one)
             C/E/G/H
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L-21015A                                       GTE/BP; Rev. 05/06        4 of 4